EXHIBIT 10.6

FIRST AMENDMENT

TO THE

AK STEEL CORPORATION

LONG-TERM PERFORMANCE PLAN

(as amended and restated as of March 17, 2005)

Pursuant to the power of amendment reserved to the Board of Directors of AK Steel Corporation in Section 14 of the AK Steel Corporation Long-Term Performance Plan (as amended and restated as of March 17, 2005) (the “Plan”), and with the intent to ensure that the Plan complies with Section 409A of the Internal Revenue Code of 1986, as amended, and the regulations thereunder, effective as of October 18, 2007 the Plan is hereby amended as follows:

The first sentence in Section 5 is changed in its entirety to read as follows:

“The Performance Award Payment Date is the date on which any Performance Awards are paid to Plan Members, which date shall not be later than March 15 immediately following the last day of each Performance Period.”

IN WITNESS WHEREOF, AK Steel Corporation has caused this First Amendment to the Plan to be executed this 22nd day of October, 2007.

AK STEEL HOLDING CORPORATION
AK STEEL CORPORATION

By:	/s/ David C. Horn
David C. Horn, Senior Vice President, General Counsel and Secretary